UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 4, 2024
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit and Finance Committee (the “Committee”) of the Board of Directors of DENTSPLY SIRONA Inc. (the “Company”) recently conducted a review of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. As a result of this comprehensive selection process, the Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm on March 4, 2024. PwC was dismissed on March 4, 2024.

The reports of PwC on the Company’s consolidated financial statements, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) and for the fiscal year ended December 31, 2022, as amended (the “2022 Form 10-K”), did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through March 4, 2024, there was no “reportable event” as set forth in Item 304(a)(1)(v) of Regulation S-K, except for (i) the material weaknesses in the Company’s internal control over financial reporting as reported in Item 4 of Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2023, and Item 9A of the 2022 Form 10-K, filed with the SEC on August 7, 2023, relating to segregation of duties specific to the creation of manual journal entries and (ii) the material weaknesses in the Company’s internal control over financial reporting as reported in Item 4 of Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 7, 2022, and Item 9A of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on November 7, 2022, relating to (a) setting an appropriate tone at the top, (b) maintaining a sufficient complement of personnel with an appropriate level of knowledge about accounting for variable consideration related to customer incentive arrangements and (c) designing and maintaining effective controls associated with approving, communicating, and accounting for incentive arrangements with customers, impacting the completeness and accuracy of revenues, including variable consideration. The Committee has discussed these matters with PwC, and, as of December 31, 2023, these material weaknesses have been fully remediated.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, and in the subsequent interim period through March 4, 2024, there were no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports.

The Company has provided a copy of the foregoing disclosures to PwC and requested that PwC furnish it with a letter addressed to the SEC stating whether PwC agrees with the above statements and if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated March 7, 2024, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the process noted above, the Committee on March 4, 2024 approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and related interim periods, subject to execution of an engagement letter following completion of Deloitte’s customary client acceptance procedures. The Company has not precluded PwC from responding fully to any inquiries of Deloitte concerning the reportable events described above.

During the Company’s two most recent fiscal years and during the subsequent interim period through March 4, 2024, neither the Company nor anyone on its behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered regarding the Company’s consolidated financial statements, and Deloitte neither provided a written report to the Company nor provided oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or reportable event, as set forth in Item 304 (a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

16.1	Letter from PricewaterhouseCoopers LLP dated March 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development,
General Counsel and Secretary

Date: March 7, 2024